Exhibit 10.2

AMENDMENT NO. 3

TO THE

RUDDICK CORPORATION FLEXIBLE DEFERRAL PLAN

(Amended and Restated July 1, 2009)

WITNESSETH:

WHEREAS, Ruddick Corporation (“Ruddick”) sponsors the Ruddick Corporation Flexible Deferral Plan (“FDP”), an unfunded nonqualified deferred compensation plan for designated key employees and directors; and

WHEREAS, in Section 9.1 of the FDP, Ruddick reserved the right to amend the FDP at any time in whole or in part;

WHEREAS, in Section 9.1 of the FDP, the Administrative Committee is granted the right, in its sole discretion, to amend the FDP unless such amendment results in significantly increased FDP expenses;

WHEREAS, Ruddick desires to amend the FDP to increase the maximum number of In-Service Subaccounts to ten (10);

WHEREAS, the Administrative Committee approved at its November 28, 2011 meeting an amendment to increase the maximum number of In-Service Subaccounts to ten (10).

NOW THEREFORE, in order to effect the foregoing, the FDP is hereby amended as follows:

The first sentence of Section 5.1(a) is amended and restated as follows:

A Participant may elect to allocate his Deferral Contributions to one or more, but no more than ten (10), In-Service Subaccounts.

Except as expressly or by necessary implication amended hereby, the FDP shall continue in full force and effect.

IN WITNESS WHEREOF, Ruddick has caused this instrument to be executed this 30th day of December, 2011 by its duly authorized officer effective as provided herein to be effective January 1, 2012.

RUDDICK CORPORATION

/S/ JOHN B. WOODLIEF

John B. Woodlief, Vice President – Finance and

Chief Financial Officer